NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

CENTRAL ILLINOIS LIGHT COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS AND PROXY STATEMENT OF

CENTRAL ILLINOIS LIGHT COMPANY

Time and Date:	9:00 A.M.
Tuesday
April 27, 2004

Place:	Powell Symphony Hall
718 North Grand Boulevard
St. Louis, Missouri
(Free parking will be available)

IMPORTANT

Admission to the meeting will be by ticket only. If you plan to attend, please advise the Company in your proxy vote (by telephone or the Internet or by checking the appropriate box on the proxy card). Persons without tickets will be admitted to the meeting upon verification of their shareholdings in the Company.

Please vote by proxy (via telephone or the Internet or the enclosed proxy card) even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

CENTRAL ILLINOIS LIGHT COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

CENTRAL ILLINOIS LIGHT COMPANY

We will hold the Annual Meeting of Shareholders of Central Illinois Light Company at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 27, 2004, at 9:00 A.M., for the purposes of

(1)	electing six Directors of the Company for terms ending in April 2005; and

(2)	acting on other proper business presented to the meeting.

The Board of Directors of the Company presently knows of no other business to come before the meeting.

If you owned shares of the Company’s capital stock at the close of business on March 11, 2004, you are entitled to vote at the meeting and at any adjournment thereof. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

You may vote via telephone or the Internet or, if you prefer, you may sign and return the enclosed proxy card in the enclosed envelope. Your prompt vote by proxy will reduce expenses. Instructions for voting by telephone or the Internet are included with this mailing. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the Chairman and the Board of Directors.

STEVEN R. SULLIVAN

Secretary

St. Louis, Missouri

March 23, 2004

i

ii

PROXY STATEMENT OF CENTRAL ILLINOIS LIGHT COMPANY

(First sent or given to shareholders on or about March 23, 2004)

Principal Executive Offices:

300 Liberty Street

Peoria, IL 61602

Information About the Annual Shareholders Meeting

This solicitation of proxies is made by the Board of Directors of Central Illinois Light Company, doing business as AmerenCILCO (the “Company” or “CILCO”), for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 27, 2004 (“Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri at 9:00 A.M.

CILCO is a direct first tier subsidiary of CILCORP Inc. (“CILCORP”), which, prior to the consummation of the acquisition described below, was a direct first tier subsidiary of The AES Corporation (“AES”). On January 31, 2003, Ameren Corporation (“Ameren”) consummated the acquisition from AES of 100% of the ownership interests in CILCORP and its subsidiaries, including the Company (the “Acquisition”). As of the date of this proxy statement, CILCORP and previously-owned companies Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), Union Electric Company, doing business as AmerenUE (“UE”), Ameren Services Company (“Ameren Services”), AmerenEnergy Resources Company (“AER”), and AmerenEnergy, Inc. (“AE”) are principal first tier subsidiaries of Ameren, a holding company. AER is the parent company of AmerenEnergy Generating Company (“AEG”). Ameren holds either directly or indirectly more than 50% of the voting power of UE, CIPS, Ameren Services, AER, AE, AEG, CILCORP and CILCO. As a result, each of these subsidiaries constitutes a “controlled company” as defined by the New York Stock Exchange (“NYSE”) listing standards. CILCO lists only Preferred Stock on the NYSE.

The Annual Report to the Securities and Exchange Commission (the “SEC”) on Form 10-K of the Company for the year ended December 31, 2003, is being sent, along with the Notice of Annual Meeting, this proxy statement and the accompanying proxy card, to all shareholders of record at the close of business on March 11, 2004, which is the record date for the determination of shareholders entitled to vote at the meeting.

Note that the 2003 Form 10-K is a combined report for Ameren, UE, CIPS, AEG, CILCORP and CILCO, which comprise all Ameren companies registered under the Securities Exchange Act of 1934, as amended.

As information, CILCO’s Annual Meeting will be held in conjunction with the Ameren, UE and CIPS annual meetings.

VOTING

Who Can Vote

Only shareholders of record of the Company’s Common Stock and Preferred Stock at the close of business on the Record Date, March 11, 2004, are entitled to vote at the Annual Meeting. The voting securities of the Company on such date consisted of (1) 13,563,871 shares of Common Stock, without par value, all of which were owned by CILCORP; (2) 191,204 shares of Preferred Stock, $100 par value per share; and (3) 209,000 shares of Class A Preferred Stock, without par value. In order to conduct the meeting, holders of more than one-half of the outstanding shares must be present in person or represented by proxy so that there is a quorum. It is important that you vote promptly so that your shares are counted toward the quorum. Each shareholder is entitled to one vote for each share of stock of the Company held (whether Common or Preferred), on each matter submitted to a vote at the Annual Meeting, except that in the election of directors, each shareholder is entitled to vote cumulatively and therefore may give one nominee votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or those votes may be distributed among any two or more nominees. The proxies seek discretionary authority to cast cumulative votes in the election of directors.

In determining whether a quorum is present at the Annual Meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included. Shareholder votes are tabulated by independent inspectors of election.

The Company has been informed that CILCORP intends to cast the votes of all of the outstanding shares of Common Stock of the Company for the election of the nominees for directors named in Item (1). Accordingly, this matter is expected to be approved.

The Board of Directors has adopted a confidential voting policy for proxies.

How You Can Vote

By Proxy.    Before the Annual Meeting, you can give a proxy to vote your shares of the Company’s capital stock in one of the following ways:

-	by calling the toll-free telephone number;

-	by using the Internet (http://www.ameren.com); or

-	by completing and signing the enclosed proxy card and mailing it in time to be received before the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the enclosed instructions.

If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of the Company’s capital stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board – FOR the Board’s nominees for director Item (1). On any other matters, the named proxies will use their discretion.

If you have shares registered in the name of a bank, broker, or other registered owner or nominees, you should receive instructions from that registered owner about how to instruct them to vote those shares.

In Person.    You may come to the Annual Meeting and cast your vote there. Only shareholders of record at the close of business on the Record Date, March 11, 2004, are entitled to vote at the Annual Meeting.

How You Can Revoke Your Proxy

You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. Central Time on April 25, 2004 (following the directions on the enclosed instructions). Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

OTHER ANNUAL MEETING MATTERS

How You Can Review the List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company and at the Company’s registered office at 300 Liberty Street, Peoria, Illinois.

Webcast of the Annual Meeting

The Annual Meeting will also be webcast on April 27, 2004. You are invited to visit http://www.ameren.com at 9:00 A.M. on April 27, 2004, to hear the webcast of the Annual Meeting. On the home page, you will click on “Live Webcast Annual Meeting April 27, 2004, 9:00 A.M. CT.” The webcast will remain on Ameren’s website for one year. You cannot record your vote on this webcast.

How You Can Contact Us About Annual Meeting Matters

You may reach us:

-	by mail addressed to the Secretary’s office

Central Illinois Light Company

P.O. Box 66149, MC 1370

St. Louis, MO 63166-6149

-	by calling toll free 1-800-255-2237 (or in the St. Louis area 314-554-3502)

ITEMS YOU MAY VOTE ON

Item (1): Election of Directors

Six directors are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. In the absence of instructions to the contrary, executed proxies will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, votes will be cast, pursuant to the enclosed proxy card, for such substitute nominee or nominees as may be nominated by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors which, as described below, performs its committee functions for CILCO’s Board. The Board of Directors knows of no reason why any nominee will not be able to serve as director. The six nominees for director who receive the most votes will be elected.

The Company’s Board of Directors is currently comprised of 11 directors, six of whom are executive officers of the Company or its affiliates and five of whom are not executive officers or employees of the Company or its affiliates. The non-employee directors, each of whom is “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors, are Messrs. Richard A. Liddy, Richard A. Lumpkin, Paul L. Miller, Jr., Douglas R. Oberhelman and Harvey Saligman. These non-employee directors are also members of Ameren’s Board of Directors and constitute the Audit Committee (renamed from “Auditing Committee” in February 2004) of Ameren’s Board. The non-employee directors were elected to CILCO’s Board at the 2003 annual meeting of shareholders to permit the Company to maintain an audit committee comprised of its own “independent” directors as the then proposed NYSE listing standards appeared to require. Since the 2003 annual meeting, the NYSE listing standards have been finalized and adopted. These final standards provide certain exemptions for “controlled companies” and companies listing only preferred or debt securities on the NYSE, such as CILCO (see “Information About the Annual Shareholders Meeting” on page 1 of this proxy statement), including, among others, exemptions from the requirements to have a majority of independent directors on their boards and to have their own audit, nominating/corporate governance and compensation committees composed of their own independent directors. CILCO is choosing to take advantage of these exemptions and consistent with its By-Laws, has reduced the number of directors nominated to be elected at the Annual Meeting to six, each of whom is an executive officer of the Company or its affiliates. The current non-employee directors will not stand for re-election to the Company’s Board. Each of these individuals have been nominated for reelection to Ameren’s Board of Directors and are expected to continue as Ameren’s Audit Committee upon their election. As discussed below, the Audit

Committee, as well as the Nominating and Corporate Governance Committee and Human Resources Committee of Ameren’s Board of Directors, will perform committee functions for CILCO’s Board after the Annual Meeting.

Information Concerning Nominees to the Board of Directors

The nominees for the Board of Directors of the Company are listed below, along with their age as of December 31, 2003, tenure as director and business background for at least the last five years. Each nominee has consented to being nominated for director and has agreed to serve if elected. No arrangement or understanding exists between any nominee and the Company or, to the Company’s knowledge, any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. All of the nominees are currently directors and all were elected by the Company’s shareholders at the 2003 annual meeting, except for Messrs. Daniel F. Cole and Steven R. Sullivan who were initially elected by the directors to fill vacancies on the Board. Mr. Cole was elected to the Company’s Board in October 2003 to fill the vacancy created by Mr. Paul A. Agathen’s retirement from the Company and its affiliates. Mr. Sullivan was elected to the Company’s Board effective in January 2004 to fill the vacancy created by Mr. Charles W. Mueller’s retirement from the Company and its affiliates. There are no family relationships between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. All of the nominees for election to the Board were unanimously recommended by the Nominating and Corporate Governance Committee of Ameren’s Board of Directors and were unanimously nominated by the Company’s Board of Directors.

WARNER L. BAXTER

Executive Vice President and Chief Financial Officer of the Company, Ameren, UE, CIPS, AEG, Ameren Services and CILCORP. From 1983 to 1995, Mr. Baxter was employed by Price Waterhouse (now PricewaterhouseCoopers LLP). Mr. Baxter joined UE in 1995 as Assistant Controller. He was promoted to Controller of UE in 1996 and was elected Vice President and Controller of UE, Ameren and Ameren Services in 1998. He was elected Vice President and Controller of CIPS in 1999 and of AEG in 2000. Mr. Baxter was elected Senior Vice President of UE, Ameren, CIPS, Ameren Services and AEG in 2001 and at CILCORP and CILCO upon the Acquisition in 2003. In October 2003, he was elected to his present position at the Company, Ameren, UE, CIPS, Ameren Services, AEG and CILCORP. Director of the Company

since 2003. Other directorships: UE (since 1999); CIPS (since 1999); AEG (since 2001); CILCORP (since 2003). Age: 42.

SCOTT A. CISEL

Vice President and Chief Operating Officer of the Company. Mr. Cisel joined the Company in 1975 and advanced through various management positions in sales and customer service. He was appointed Manager, Rates, Sales & Customer Service in 1988 and Director – Corporate Sales in 1993. Mr. Cisel was elected Vice President of Sales and Marketing, and Federal and State Governmental and Regulatory Activities in 1995. He became leader of CILCO’s Sales and Marketing Business Unit in 1999 and was named Senior Vice President and leader of CILCO’s Sales and Marketing Business Unit in 2001. He was elected to his present position at the Company upon the Acquisition in 2003. Director of the Company since 1998. Age: 50.

DANIEL F. COLE

Senior Vice President of the Company, UE, CIPS, Ameren Services and CILCORP. Mr. Cole was employed by UE in 1976 as an engineer. He was named Manager – Resource Planning in 1996 and General Manager – Corporate Planning in 1997. In 1998, he was elected Vice President, Corporate Planning of Ameren Services. Mr. Cole was elected to his present position at UE and Ameren Services in 1999, at CIPS in 2001 and at the Company and CILCORP in 2003. He was elected President of AEG in 2001 and relinquished that position in 2003. Director of the Company since October 2003. Other directorships: CIPS (since October 2003); CILCORP (since October 2003). Age: 50.

GARY L. RAINWATER

Chairman, Chief Executive Officer and President of the Company, Ameren, UE, CILCORP and Ameren Services, and President and Chief Executive Officer of CIPS. Mr. Rainwater began his career with UE in 1979 as an engineer. He was elected Vice President – Corporate Planning in 1993. In December 1997, he became President and Chief Executive Officer of CIPS. Mr. Rainwater was elected President of AER in 1999 and AEG in 2000. He was elected President and Chief Operating Officer of Ameren, UE and Ameren Services in 2001 at which time he relinquished his position as President of AER and AEG. He was elected President and Chief Executive Officer of CILCORP and CILCO upon the Acquisition in 2003. Effective January 1, 2004, upon the retirement of Mr. C. W. Mueller, Mr. Rainwater was elected to serve as Chairman and

Chief Executive Officer of Ameren, UE and Ameren Services in addition to his position as President. He was also elected at that time Chairman of CILCORP and CILCO in addition to his position as President and Chief Executive Officer. Director of the Company since 2003. Other directorships: CIPS (since 1997); UE (since 1998); CILCORP (since 2003); Ameren (since October 2003). Age: 57.

STEVEN R. SULLIVAN

Senior Vice President Governmental/Regulatory Policy, General Counsel and Secretary of the Company, Ameren, UE, CIPS, CILCORP, AER, AEG, AE and Ameren Services. Mr. Sullivan was elected Vice President, General Counsel and Secretary of Ameren, UE and CIPS in 1998 and of AEG in 2000. In January 2003, upon the Acquisition, he was elected Vice President, General Counsel and Secretary of the Company and CILCORP. He was elected to his present positions in October 2003. Mr. Sullivan was previously employed by Anheuser-Busch Companies, Inc. as an attorney from 1995 to 1998. Director of the Company since January 2004. Other directorships: UE (since January 2004); CIPS (since January 2004); CILCORP (since January 2004); AEG (since January 2004). Age: 43.

THOMAS R. VOSS

President of AER, AEG and AE and Senior Vice President of the Company, CIPS, UE, Ameren Services and CILCORP. Mr. Voss began his career with UE in 1969 as an engineer. After four years of military service, he returned to UE and from 1975 to 1988, held various positions including district manager and distribution operating manager. Mr. Voss was elected Vice President of CIPS in 1998. He was elected Senior Vice President of UE, CIPS and Ameren Services in 1999, of AEG in 2001 and of CILCORP and CILCO upon the Acquisition in 2003. Mr. Voss was elected President of AER, AEG and AE in October 2003. Director of the Company since 2003. Other directorships: UE (since 2001); CIPS (since 2001); CILCORP (since 2003); AEG (since October 2003). Age: 56.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES.

Board Structure, Director Compensation and Corporate Governance

Board Structure

Board and Committee Meetings and Annual Meeting Attendance – During 2003, the Board of Directors met or acted by unanimous written consent without a meeting 11 times. All directors attended or participated in more than 75% of the aggregate number of meetings of the Board and the Board Committees of which they were members.

In February 2004, the Company adopted a policy to encourage Board members to attend the annual meeting of shareholders. At the last annual meeting, three of the 11 then incumbent directors were in attendance.

Age Policy – Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at that annual meeting. In addition, the eligibility of former employees is limited to the date upon which they retire, resign or otherwise sever active employment with the Company.

Board Committees – The Board of Directors has a standing Audit Committee (renamed from “Auditing Committee” in February 2004) and an Executive Committee. As previously discussed, CILCO is a “controlled company” of its ultimate parent, Ameren, as defined by the NYSE listing standards and lists only Preferred Stock on the NYSE. As such, recently finalized listing standards allow the Company to discontinue its own standing Audit Committee after the Annual Meeting and commence utilizing Ameren’s Audit Committee to perform such committee functions. Ameren’s Human Resources Committee and Nominating and Corporate Governance Committee currently perform committee functions for the Company’s Board and will continue to do so after the Annual Meeting in accordance with exemptions for “controlled companies” in the NYSE’s listing standards. Each of the members of the Company’s Audit Committee and Ameren’s Human Resources Committee, Audit Committee and Nominating and Corporate Governance Committee is “independent” as defined by the relevant provisions of the Sarbanes-Oxley Act of 2002, the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors.

Audit Committee – The general functions of the Audit Committee include: (1) reviewing with management and the independent accountants the adequacy of the Company’s system of internal accounting controls; (2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) reviewing with management and the independent accountants the Company’s annual audited financial statements and recommending to the Board the inclusion of such financial statements in the Company’s Annual Report on SEC Form 10-K (see “Audit Committee Report” below); (4) reviewing with management and the independent accountants the Company’s quarterly financial statements; (5) appointing, compensating, evaluating and overseeing of independent accountants and pre-approving audit and other services they perform; and (6) reviewing the scope of audits and the annual budget of the internal auditors. The Audit Committee has established a system to enable employees to communicate directly with the members of the Committee about deficiencies in the Company’s accounting, internal controls and auditing practices. The Company’s Audit Committee held five meetings in 2003. Mr. Saligman serves as Chairman of the Committee and Messrs. Liddy, Lumpkin, Miller and since February 2004, Mr. Oberhelman, serve as members. The Board of Directors has determined that each of these persons is qualified to serve on the Audit Committee in accordance with the criteria specified in rules issued by the SEC and the NYSE. In addition, the Board of Directors has determined that Mr. Oberhelman qualifies as an “audit committee financial expert” as that term is defined by SEC rules. Mr. Liddy has informed the Board of Directors that he is also serving on the audit committee of three other public companies (other than Ameren and its other “controlled companies”). The Board has determined such simultaneous service will not impair Mr. Liddy’s ability to serve on the Company’s Audit Committee.

The Audit Committee regularly reviews its written charter and recommends to the Board of Directors changes to the charter. The Board adopted changes to the charter in February 2004, principally to take into account recently adopted rules of the SEC and the NYSE. A copy of the revised written charter of the Audit Committee is attached hereto as Appendix A. This charter will be in effect until the Annual Meeting at which time Ameren’s written Audit Committee charter will apply to the Company.

Executive Committee – The Executive Committee, which was created in March 2003, has such duties as may be delegated to it from time to time by the Board and has authority to act on most matters concerning management of the Company’s business during intervals between Board meetings. The Executive Committee met or acted by unanimous written consent without a meeting one time in 2003. The present members of this committee are Messrs. Baxter, Rainwater and Sullivan. Mr. Mueller served on the Executive Committee until his retirement on December 31, 2003.

Ameren’s Human Resources Committee – The general functions of Ameren’s Human Resources Committee include: (1) reviewing and approving corporate goals and objectives relevant to compensation of

Chief Executive Officers and Presidents of Ameren and its subsidiaries, including the Company, evaluating performance and compensation of these officers in light of such goals and objectives and establishing compensation levels for these officers; (2) overseeing the evaluation of other executive officers of Ameren and its subsidiaries, including the Company, and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under Ameren’s Long-Term Incentive Plan of 1998; (4) reviewing and approving any executive employment agreements, severance agreements, change in control agreements and determining policy with respect to Internal Revenue Code Section 162(m); and (5) acting on important policy matters affecting personnel. Ameren’s Human Resources Committee held six meetings in 2003. Mr. Gordon R. Lohman serves as Chairman of the Committee and Messrs. Thomas A. Hays, Richard A. Liddy and John Peters MacCarthy serve as members. See the “Ameren Corporation Human Resources Committee Report on Executive Compensation” below.

Ameren’s Nominating and Corporate Governance Committee –Ameren’s Nominating and Corporate Governance Committee is responsible for the nomination of Company directors and Company corporate governance practices. More specifically, the Committee is responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) reviewing the Board’s policy for director compensation and benefits; (4) establishing a process by which shareholders will be able to communicate with any non-employee Board members; and (5) developing and recommending to the Board corporate governance guidelines applicable to Ameren and its subsidiaries, including the Company. Neither Ameren or the Company normally pays any third party a fee to identify or evaluate or assist in identifying or evaluating potential director nominees and did not do so with regard to the nominees recommended for election in this proxy statement. Ameren’s Nominating and Corporate Governance Committee also has oversight responsibilities with respect to Ameren’s code of business conduct (referred to as its Corporate Compliance Policy) and its Code of Ethics for Principal Executive and Senior Financial Officers which are applicable to the Company as well as Ameren. See “Corporate Governance” below. Ameren’s Nominating and Corporate Governance Committee held three meetings in 2003. Mr. MacCarthy serves as Chairman of the Committee and Messrs. William E. Cornelius and

Thomas A. Hays and since February 2004, Ms. Susan S. Elliott serve as members.

Ameren’s Nominating and Corporate Governance Committee will consider director nominations from shareholders in accordance with its Policy Regarding Nominations of Directors, a copy of which is attached as Appendix B. Briefly, the Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by shareholders of the Company who provide the required information and certifications within the time requirements, as set forth in Section 1 of the Policy Regarding Nominations of Directors. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees.

In considering a potential nominee for the Board, shareholders should note that in selecting candidates, Ameren’s Nominating and Corporate Governance Committee endeavors to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who display the independence of mind and strength of character to effectively represent the best interests of shareholders. Candidates are selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors will be evaluated using a substantially similar process and under no circumstances will the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors

Ameren’s Nominating and Corporate Governance Committee considers the following qualifications at a minimum in recommending to the Board potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements; and

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company.

Other than the foregoing, there are no stated minimum criteria for director nominees, although Ameren’s Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders.

Director Compensation

Directors who are employees or directors of Ameren or any of its subsidiaries receive no additional compensation for their services as Company directors. All nominees for director are executive officers of Ameren or its subsidiaries. Each current non-employee director of CILCO (Messrs. Liddy, Lumpkin, Miller, Oberhelman and Saligman) is currently also a non-employee director of Ameren.

Non-employee directors receive an annual cash retainer, an annual Ameren Common Stock award and meeting fees for their services as directors of Ameren. Under Ameren’s optional deferred compensation plan for directors, non-employee directors of Ameren and its subsidiaries may choose to defer all or part of their annual cash retainer and meeting fees. Deferred amounts, plus an interest factor, are used to provide payout distributions following completion of board service and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the purchase of life insurance on the participants, with Ameren being the owner and beneficiary of the insurance policies.

Corporate Governance

Corporate Governance Guidelines and Policies, Committee Charters and Codes of Conduct – Ameren’s Board of Directors has adopted Corporate Governance Guidelines, a Policy Regarding Nominations of Directors, a Shareholder Communications Policy, each applicable to Ameren and certain of its subsidiaries, including the Company, and written charters for its Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee. As previously stated, CILCO’s Board has also adopted a written charter for its Audit Committee which is attached to this proxy statement as Appendix A. Ameren’s Board of Directors also has adopted a code of business conduct (referred to as its Corporate Compliance Policy) applicable to all of the directors, officers and employees of Ameren and its subsidiaries and a Code of Ethics for Principal Executive and Senior Financial Officers of all Ameren companies. These documents and other items relating to the governance of the Company can be found on Ameren’s website at http://www.ameren.com. These documents are also available in print free of charge to any shareholder who requests it from the office of the Company’s Secretary.

Director Independence – All nominees for director of the Company’s Board are executive officers of the Company or its affiliates and therefore do not qualify as “independent” under the NYSE listing standards. Although the NYSE listing standards generally require NYSE-listed companies to have a board of directors comprised of a majority of independent directors, as previously explained, a “controlled company” such as the Company, is exempt from this requirement.

Certain Relationships and Related Transactions – During 2003, the Company was a party to certain business transactions with institutions related to directors and nominees. These transactions, which were principally related to the supply of regulated public utility energy services and non-regulated energy services, were done in the ordinary course of business, with terms and conditions the same or substantially the same as those prevailing for comparable transactions.

Only Mr. Douglas R. Oberhelman, a non-employee director who is not standing for re-election, had a business relationship with the Company in 2003 that is required to be reported. Mr. Oberhelman is an executive officer of Caterpillar Inc. which purchases regulated public utility energy services and non-regulated energy services from CILCO and sells and leases equipment to the Company. During 2003, revenues from energy sales by the Company to Caterpillar aggregated approximately $27 million excluding revenues from the supply of regulated public utility services and revenues based on competitive bid transactions. Payments made by the Company to Caterpillar for the purchase or lease of equipment during 2003 aggregated approximately $139,000. These transactions, many of which are for multiple year terms, were entered into on an arms length basis. None of these transactions caused a material relationship to exist between the Company and Mr.

Oberhelman as defined by the NYSE listing standards and Ameren’s Policy Regarding Nominations of Directors.

Item (2):    Other Matters

The Board of Directors does not know of any matters, other than the election of directors, which may be presented to the meeting.

SECURITY OWNERSHIP

Securities of the Company

All of the outstanding shares of the Company’s Common Stock are owned by CILCORP, 300 Liberty Street, Peoria, IL 61602. CILCORP is a wholly-owned subsidiary of Ameren as a result of the Acquisition that resulted in an indirect change in control of the Company. None of the Company’s 191,204 shares of Preferred Stock or 209,000 shares of Class A Preferred Stock currently outstanding were owned by directors, nominees for director or executive officers of the Company as of February 1, 2004. To the knowledge of the Company, there are no beneficial owners of five percent or more of the outstanding shares of any Company Preferred Stock as of February 1, 2004, but no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

Securities of Ameren

The following table sets forth certain information known to the Company with respect to beneficial ownership of Ameren Common Stock as of February 1, 2004 for (i) each director and nominee for director of the Company, (ii) the Company’s Chairman and chief executive officer, the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2003 and Mr. Paul A. Agathen, who ceased serving as an executive officer in October 2003, named in the Summary Compensation Table below (the “Named Executive Officers”), and (iii) all executive officers, directors and nominees for director as a group. The table below does not include information regarding Mr. Leonard M. Lee, who resigned as the Company’s Chairman and Chief Executive Officer on January 31, 2003, the effective date of the Acquisition.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percent Owned(2)
Paul A. Agathen	68,575	*
Warner L. Baxter	50,676	*
Scott A. Cisel	4,931	*
Daniel F. Cole	56,496	*
Richard A. Liddy	11,932	*
Richard A. Lumpkin	6,921	*
Paul L. Miller, Jr.	6,217	*
Charles W. Mueller(3)	367,062	*
Douglas R. Oberhelman	1,309	*
Gary L. Rainwater	112,744	*
Garry L. Randolph	56,958	*
Harvey Saligman	7,182	*
Steven R. Sullivan	35,000	*
Thomas R. Voss	56,741	*

All directors, nominees for director and executive officers as a group (19 persons)	1,005,599	*

* Less than one percent

(1)	This column lists voting securities, including Ameren restricted stock held by executive officers over which the officers have voting power but no investment power. Also includes shares issuable within 60 days upon the exercise of Ameren stock options as follows: Mr. Agathen, 51,950; Mr. Baxter, 37,675; Mr. Cisel, 0; Mr. Cole, 40,400; Mr. Mueller, 303,200; Mr. Rainwater, 78,150; Mr. Randolph, 38,975; Mr. Sullivan, 26,575; and Mr. Voss, 41,100. Reported shares include those for which a director, nominee for director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such director, nominee for director or executive officer does not claim beneficial ownership.
(2)	For each individual and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 162,930,341 shares of Ameren Common Stock outstanding on February 1, 2004 and the number of shares of Ameren Common Stock that such person or group had the right to acquire on or within 60 days of February 1, 2004, including, but not limited to, upon the exercise of options.
(3)	Mr. Mueller completed his Board service on December 31, 2003.

The address of all persons listed above is c/o Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers to file reports of their ownership in the Company’s Preferred Stock, and, in some cases, of its ultimate parent’s Common Stock, and of changes in that ownership with the SEC and the NYSE. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. The Company has recently reviewed its Section 16(a) reporting practices and has determined that it has been misconstruing the requirements as they apply to a “controlled company” issuer of preferred stock, such as CILCO. While all of the Company’s directors and executive officers have filed Form 3 Reports with respect to the Company’s parent, Ameren, and all other required reports of security transactions, they have not all filed Form 3 Reports with respect to CILCO. To correct this deficiency, Form 3 Reports have been filed with the SEC on behalf of the following directors and executive officers: W. L. Baxter, R. A. Liddy, R. A. Lumpkin, P. L. Miller, Jr., D. R. Oberhelman, G. L. Rainwater, G. L. Randolph, H. Saligman, S. R. Sullivan, T. R. Voss, D. A. Whiteley, D. F. Cole, R. A. Kelley, J. E. Birdsong, M. J. Lyons and G. L. Nelson. None of the Company’s directors or executive officers own shares of the Company’s Preferred Stock and have not engaged in Section 16(a) reportable transactions with respect to the Company’s securities.

EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Ameren Corporation Human Resources Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any such filings.

Ameren Corporation Human Resources Committee Report on Executive Compensation

Ameren Corporation and its subsidiaries’ (collectively referred to as “Ameren”) goal for executive compensation is to approximate the median of the range of compensation paid by similar companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee’s compensation decisions with respect to the five highest paid officers of Ameren Corporation and its principal subsidiaries are subject to approval by such company’s Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the executive compensation program, which are:

•	Base salary,

•	A performance-based short-term incentive plan, and

•	Long-term stock-based awards.

First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review; individual performance in fulfilling responsibilities, including the degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar companies. Such considerations are subjective, and specific measures are not used in the review process.

The second component of the executive compensation program is a performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 2003, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. There were three EPS performance levels established for 2003. Threshold is the minimum EPS performance level that incentives will be funded; Target is the goal or desired level of EPS performance; and Maximum is the highest level of funding based on exceptional EPS performance. If EPS reaches at least the Threshold target level, the Committee authorizes incentive payments with respect to the EPS performance level within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the Threshold target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-90% of base salary. In 2003, additional incentive funding was made available, contingent on achieving a predetermined EPS level, to reward the performance of executive and management employees due to the 2003 salary freeze. This funding was to be between 2% and 6% of salaries depending on qualifying EPS performance. The actual funding for this additional one-time incentive was 5.73% of salary. This bonus was combined with the annual incentive bonus payment. For 2003, actual payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries ranged from 80% to 94% of base salary.

The third component of the 2003 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual Meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Since 2001, awards have been exclusively in the form of restricted stock. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similar companies.

In determining the reported 2003 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects a level of achievement exceeding the Target but short of the Maximum level in 2003 EPS. Authorized compensation for the Company’s executive officers fell within the ranges of those paid by similar companies.

Human Resources Committee:

Gordon R. Lohman, Chairman

Thomas A. Hays

Richard A. Liddy

John Peters MacCarthy

Ameren Human Resources Committee Interlocks and Insider Participation

The members of the Human Resources Committee of the Ameren Board of Directors which performed committee functions for the Company for the 2003 fiscal year were Messrs. Lohman, Hays, Liddy and MacCarthy. No member of this committee was at any time during the 2003 fiscal year or at any other time an officer or employee of Ameren or the Company, and no member had any relationship with Ameren or the Company requiring disclosure under applicable SEC rules. No executive officer of Ameren or the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of Ameren’s or the Company’s Board of Directors or Ameren’s Human Resources Committee during the 2003 fiscal year.

Compensation Tables

The following tables set forth compensation information, for the periods indicated, for the Company’s Named Executive Officers for services rendered in all capacities to the Company and its affiliates. No options were granted in fiscal year 2003 to any Named Executive Officer. The Summary Compensation Table below also includes compensation information for Mr. Leonard M. Lee who served as the Company’s Chairman and Chief Executive Officer until the Acquisition on January 31, 2003. Mr. Lee’s compensation was set according to the policy of AES prior to the Acquisition and is not part of the Ameren Human Resources Committee Report on Executive Compensation.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Annual Compensation		Long-Term Compensation Awards		All Other Compen- sation($)(5)
		Salary($)	Bonus($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)
C. W. Mueller(6) Chairman (CEO), CILCO; Chairman and Chief Executive Officer, Ameren, UE and Ameren Services; Chairman, CILCORP	2003 2002 2001	730,000 730,000 700,000	688,000 350,400 277,200	620,500 620,500 594,991	– – –	115,307 137,075 146,651

G. L. Rainwater(7) President, CILCO and CILCORP; President and Chief Operating Officer, Ameren, UE and Ameren Services; President and Chief Executive Officer, CIPS	2003 2002 2001	500,000 500,000 446,667	397,500 200,000 139,430	374,987 375,020 251,997	– – –	20,718 22,237 24,762

W. L. Baxter(8) Executive Vice President and Chief Financial Officer, CILCO, Ameren, UE, CIPS, Ameren Services, AEG, and CILCORP	2003 2002 2001	340,834 293,333 248,000	287,340 128,000 61,600	191,984 168,003 92,784	– – –	12,013 3,408 5,095

G. L. Randolph Senior Vice President CILCO, UE, CIPS, AEG, Ameren Services and CILCORP	2003 2002 2001	309,000 309,000 291,000	189,000 93,936 74,900	185,387 185,385 174,594	– – –	15,517 17,496 20,062

SUMMARY COMPENSATION TABLE (Cont.)

Name and Principal Position(1)	Year	Annual Compensation		Long-Term Compensation Awards		All Other Compen- sation($)(5)
		Salary($)	Bonus($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)(4)
T. R. Voss(9) Senior Vice President, CILCO, UE, CIPS, Ameren Services and CILCORP; President, AER and AEG	2003 2002 2001	270,417 260,000 244,000	202,900 88,000 61,200	156,019 156,018 146,410	– – –	14,241 15,869 14,392

P. A. Agathen Former Senior Vice President, CILCO, UE, CIPS, Ameren Services, AEG and CILCORP	2003 2002 2001	296,000 296,000 285,000	175,850 89,984 69,600	177,598 177,608 171,019	– – –	151,709 44,840 37,167	(10)

Leonard M. Lee(11) Former Chairman and Chief Executive Officer, CILCO	2003 2002 2001	17,500 210,000 210,000	– 300,000 –	– – –	– – 238,951	– 25,189 22,150

(1)	Includes compensation received as an officer of the Company and its affiliates (except for Mr. Lee, Former Chairman and Chief Executive Officer of the Company).
(2)	Amounts for each fiscal year represent bonus compensation earned for that year payable in the subsequent year.
(3)

Restricted Stock Awards relate to Ameren Common Stock. This column is based on the closing market price of Ameren Common Stock on the date the restricted stock was awarded (for 2003, $39.74 per share on February 14, 2003, for 2002, $42.50 per share on February 8, 2002 and for 2001, $41.57 per share on February 9, 2001). The aggregate number of restricted shares of Ameren Common Stock held at December 31, 2003 and the value of such holdings, based on the number of restricted shares for which restrictions have not lapsed times the closing market price at December 31, 2003 ($46.00 per share), was 44,693 shares and $2,055,878 for Mr. Mueller; 27,207 shares and $1,251,522 for Mr. Rainwater; 12,249 shares and $563,454 for Mr. Baxter; 14,891 shares and $684,986 for Mr. Randolph; 12,517 shares and $575,782 for Mr. Voss; and 14,307 shares and $658,122 for Mr. Agathen. Restricted shares have the potential to vest equally over a seven-year period from date of grant (one-seventh on each anniversary date) based upon the achievement of certain Company performance levels and upon the achievement of required stock ownership levels based on position and salary (ownership levels range from three to five times salary). The vesting period is reduced from seven years to three years if Ameren’s ongoing earnings per share achieve a prescribed growth rate over the three-year period. Restricted stock that would otherwise vest remain restricted until prescribed minimum stock ownership levels are satisfied by the Named Executive Officer. Upon the occurrence of a “change in control” as defined in the Long-Term Incentive Plan of 1998, all restrictions and vesting requirements with respect to the restricted stock terminate. The requirements on stock ownership levels have been waived with respect to Mr. Agathen in connection with his resignation and retirement. See “Arrangements with Named Executive Officers” – “Separation Agreement.”

Footnotes to Summary Compensation Table (Cont.)

Dividends declared on restricted shares are reinvested in additional shares of Ameren Common Stock, which vest concurrently with the restricted shares. The Named Executive Officers are entitled to voting privileges associated with the restricted shares to the extent the restricted shares have not been forfeited.

(4)	Options relate to Ameren Common Stock except with respect to Mr. Lee, whose options were granted under AES’s stock option plan with respect to AES common stock.
(5)	Amounts include matching contributions to Ameren’s 401(k) plan and above-market earnings on deferred compensation. For fiscal year 2003, amount includes (a) matching contributions to Ameren’s 401(k) plan and (b) above-market earnings on deferred compensation, as follows:

	(a)	(b)
C. W. Mueller	$9,153	$81,268
G. L. Rainwater	9,047	3,880
W. L. Baxter	9,619	1,109
G. L. Randolph	9,008	2,620
T. R. Voss	8,366	2,153
P. A. Agathen	8,719	35,755

For fiscal year 2003, amount also includes the dollar value of insurance premiums paid by Ameren with respect to term life insurance for the benefit of the Named Executive Officer, as follows:

C. W. Mueller	$24,886
G. L. Rainwater	7,792
W. L. Baxter	1,285
G. L. Randolph	3,889
T. R. Voss	3,722
P. A. Agathen	4,409

Amounts presented for Mr. Lee relate entirely to compensation paid prior to the Acquisition based on AES policy.
(6)	Mr. Mueller retired as Chairman and chief executive officer of the Company and the named affiliates on December 31, 2003. He was succeeded by Mr. Rainwater.
(7)	Effective January 1, 2004, Mr. Rainwater was elected as Chairman and Chief Executive Officer of Ameren, UE and Ameren Services in addition to his position as President. At that time, he also was elected Chairman of CILCORP and CILCO in addition to his position as President and Chief Executive Officer. Mr. Rainwater continues to serve as President and Chief Executive Officer of CIPS.
(8)	Effective October 10, 2003, Mr. Baxter was elected Executive Vice President and Chief Financial Officer of the Company and the named affiliates. During the period prior to that date in 2003, he served as Senior Vice President with chief financial officer responsibilities.
(9)	Effective October 10, 2003, Mr. Voss was elected President of AER and AEG. During the period prior to that date in 2003, he served as Senior Vice President of AEG as well as the other subsidiaries named above.
(10)	For fiscal year 2003, amount also includes a payment of $102,826 to Mr. Agathen in connection with his resignation and retirement from the Company and its affiliates. See “Arrangements with Named Executive Officers” – “Separation Agreement.”
(11)	Mr. Lee served as Chairman and Chief Executive Officer of the Company until his resignation on January 31, 2003, the effective date of the Acquisition. His compensation information is derived from information provided to the Company by AES.

AGGREGATED OPTION EXERCISES IN 2003

AND YEAR-END VALUES(1)

Name	Shares Acquired on Exercise(#)	Value Realized ($)	Unexercised Options at Year End(#)		Value of In-the-Money Options at Year End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable

C. W. Mueller	–	–	230,325	72,875	2,150,578	987,234

G. L. Rainwater	–	–	63,025	23,275	614,822	309,891

W. L. Baxter	–	–	31,475	9,725	287,859	130,828

G. L. Randolph	–	–	32,775	9,725	300,722	130,828

T. R. Voss	–	–	30,275	18,975	359,949	269,578

P. A. Agathen	42,900	245,421	36,825	23,275	415,247	309,891

(1)	No options were granted in 2003.
(2)	These columns represent the excess of the closing price of Ameren’s Common Stock of $46.00 per share, as of December 31, 2003, above the exercise price of the options. The amounts under the Exercisable column report the “value” of options that are vested and therefore could be exercised. The Unexercisable column reports the “value” of options that are not vested and therefore could not be exercised as of December 31, 2003. There is no guarantee that, if and when these options are exercised, they will have this value. Upon the occurrence of a “change in control” as defined in the Long-Term Incentive Plan of 1998, all options become vested and immediately exercisable.

Ameren Retirement Plan

Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant’s name is credited with an amount equal to a percentage of the participant’s pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as “Annual Compensation” in the Summary Compensation Table. The applicable percentage is based on the participant’s age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant’s account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).

Participant’s Age on December 31	Regular Credit for Pensionable Earnings*	Transition Credit Pensionable Earnings	Total Credits

Less than 30	3%	1%	4%

30 to 34	4%	1%	5%

35 to 39	4%	2%	6%

40 to 44	5%	3%	8%

45 to 49	6%	4.5%	10.5%

50 to 54	7%	4%	11%

55 and over	8%	3%	11%

*	An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.

These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant’s account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each Named Executive Officer listed if he were to retire at age 65 at his 2003 base salary and annual bonus, and payments were made in the form of a single life annuity.

Name	Year of 65th Birthday	Estimated Annual Benefit

C. W. Mueller	2003	$360,000

G. L. Rainwater	2011	190,000

W. L. Baxter	2026	138,000

G. L. Randolph	2013	164,000

T. R. Voss	2009	108,000

P. A. Agathen	2012	87,000

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Change of Control Severance Plan

Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including the Named Executive Officers, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a “change of control”. A “change of control” occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors.

Severance benefits are based upon a severance period of two or three years, depending on the officer’s position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren’s qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.

Separation Agreement

On October 9, 2003, Ameren entered into a separation agreement with Mr. P. A. Agathen which provided for his resignation as an officer of Ameren and its subsidiaries, including the Company, on October 24, 2003 and his placement on paid leave of absence until his retirement effective February 1, 2004. The agreement provides for the following payments or benefits to Mr. Agathen: (i) a severance benefit in the amount of $308,477 payable in three substantially equal installments in October 2003, January 2004 and January 2005; (ii) a fee of $150,000 per year (including reimbursement of expenses) for providing consulting services to the Company for two years from February 1, 2004 through January 31, 2006; (iii) continued vesting of restricted stock awards as if employment were continued, without regard to ownership level requirements; (iv) for 36 months after February 1, 2004, continued right to exercise in accordance with their terms his outstanding options to purchase up to 100,900 shares of Ameren Common Stock; (v) eligibility for Ameren’s retiree medical plan at certain higher Ameren contribution caps ($1,550 per month through age 65 and $700 per month after age 65); (vi) a bonus of $175,850 under Ameren’s 2003 Executive Incentive Plan with no eligibility for an annual bonus under Ameren’s 2004 plan; (vii) senior executive level career transition services up to a maximum cost of $25,500; and (viii) rights to convert his current life insurance coverage.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the SEC, including this proxy statement, in whole or in part, the following Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee reviews Central Illinois Light Company’s financial reporting process on behalf of Central Illinois Light Company’s Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2003 Annual Report on SEC Form 10-K with Central Illinois Light Company’s management and the independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with the independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent accountants, the accountants’ independence from Central Illinois Light Company and its management including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent accountants. To ensure the independence of the accountants, Ameren has instituted monitoring processes at both the internal management level and the Audit Committee level. At the management level, a vice president and the corporate controller are required to review and pre-approve all engagements of the independent accountants for any category of services. In addition, the corporate controller is required to provide to the Audit Committee at each of its meetings a written description of all services performed by the independent accountants and the corresponding fees. The monitoring process at the Audit Committee level includes a requirement that the Committee pre-approve the use of the independent accountants to perform any category of services. At each Audit Committee meeting, the Committee will receive separate reports from the independent accountants and the corporate controller concerning audit fees and fees paid to the independent accountants for all other services rendered, with a description of the services performed. The Audit Committee has considered whether the independent accountants’ provision during 2003 of the services covered under the captions “Independent Accountants” – “Audit-Related Fees” and “All Other Fees” in the proxy statement is compatible with maintaining the accountants’ independence and has concluded that the accountants’ independence has not been impaired by their engagement to perform these services.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Central Illinois Light Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee:

Harvey Saligman, Chairman

Richard A. Liddy

Richard A. Lumpkin

Paul L. Miller, Jr.

INDEPENDENT ACCOUNTANTS

Fiscal Year 2003

PricewaterhouseCoopers LLP (“PWC”) served as the independent accountants for Ameren and its subsidiaries, including the Company, in 2003. In fiscal year 2002, prior to the Acquisition, Deloitte & Touche, LLP served as the independent accountants for the Company. The Audit Committee of the Company’s Board of Directors at its meeting in March 2003 selected PWC to replace Deloitte & Touche as independent accountants for the Company for 2003 because PWC was serving as independent accountants for Ameren and its other subsidiaries for that fiscal year. On March 20, 2003, the Company filed with the SEC a Current Report on Form 8-K regarding the change in its independent accountants. In connection therewith, the Company provided to Deloitte & Touche a copy of the disclosure relating thereto. Please refer to that Current Report on Form 8-K and any amendments thereto for a copy of Deloitte & Touche’s letter dated March 20, 2003, indicating its agreement with those statements and certain other information. For a copy of the Current Report on Form 8-K and any amendments thereto, please visit Ameren’s home page on the Internet – http://www.ameren.com.

Representatives of PWC are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees For Fiscal Years 2002 and 2003

Audit Fees:

The aggregate fees for professional services rendered by PWC for (i) the audit of the consolidated annual financial statements of Ameren included in Ameren’s 2003 Annual Report to Shareholders and in Ameren’s combined 2003 Form 10-K and the annual financial statements of its subsidiaries included in Ameren’s 2003 combined Form 10-K; (ii) the reviews of the quarterly financial statements included in the Forms 10-Q of Ameren and its subsidiaries for the 2003 fiscal year; and (iii) for comfort letters and assistance with and review of documents filed with the SEC, were $780,400.

Fees billed by Deloitte & Touche for audit services rendered to CILCO during the 2002 fiscal year totaled $398,540.

Audit-Related Fees:

The aggregate fees for audit-related services rendered by PWC to Ameren and its subsidiaries during the 2003 fiscal year totaled $1,014,879. Such services consisted of: (i) Illinois Power acquisition assistance – $329,989; (ii) CILCORP acquisition assistance – $300,490; (iii) employee benefit plan audits – $270,700; (iv) Sarbanes-Oxley Act Section 404 implementation assistance – $43,200; (v) Ameren Energy EBIT audit – $32,500; (vi) Illinois required audits – $28,500; (vii) certain accounting and reporting consultations – $5,500; and (viii) stock transfer/registrar review – $4,000.

No fees were billed by Deloitte & Touche to CILCO for audit-related services during the 2002 fiscal year.

Tax Fees:

PWC rendered no tax services to Ameren and its subsidiaries during the 2003 fiscal year. The fees for tax services rendered by Deloitte & Touche to CILCO in the 2002 fiscal year totaled $46,525.

All Other Fees:

The aggregate fees billed to Ameren by PWC during the 2003 fiscal year for all other services rendered to Ameren and its subsidiaries totaled $39,650. Such services consisted of (i) agreed-upon procedure engagement related to supply contracts – $38,250; and (ii) reference materials – $1,400.

Fees billed by Deloitte & Touche for all other services rendered to CILCO during the 2002 fiscal year totaled $57,201.

Fiscal Year 2004

Ameren’s Audit Committee has appointed PWC as independent auditors for Ameren and its subsidiaries, including CILCO, for the fiscal year ending December 31, 2004. Ameren is asking its shareholders to ratify this appointment at its 2004 annual meeting.

The Company’s Audit Committee has also appointed PWC as independent auditors for CILCO for fiscal year 2004.

Policy Regarding the Approval of Independent Accountants Provision of Audit and Non-Audit Services

The Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent accountants. This policy and the procedure by which it is implemented is included in the “Audit Committee Report” above. The Audit Committee pre-approved under that policy 100 percent of the fees for services covered under the captions “Audit-Related Fees” and “All Other Fees” for fiscal year 2003. Fees for services covered under these captions as well as under the caption “Tax Fees” for fiscal year 2002 were incurred by the Company prior to the Acquisition and were not the responsibility of the Audit Committee or subject to its pre-approval policy.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy material for the Company’s 2005 annual meeting of shareholders must be received by the Secretary of the Company on or before November 23, 2004. We expect the 2005 annual meeting of shareholders will be held on April 26, 2005.

In addition, under the Company’s By-Laws, shareholders who intend to submit a proposal in person at an annual meeting, or who intend to nominate a director at an annual meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting. The specific procedures to be used by shareholders to recommend nominees for director are set forth in Ameren’s Policy Regarding Nominations of Directors, a copy of which is attached hereto as Appendix B. A copy of the Company’s By-Laws can be obtained by written request to the Secretary of the Company.

PROXY SOLICITATION

In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company.

Proxies may be solicited by directors, officers and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.

A COPY OF THE COMPANY’S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K IS BEING FURNISHED WITH THIS PROXY STATEMENT.

FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT AMEREN’S HOME PAGE ON THE INTERNET –

http://www.ameren.com

CENTRAL ILLINOIS LIGHT COMPANY AUDIT COMMITTEE CHARTER	APPENDIX A

PURPOSE

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company and such other duties as directed by the Board. The Audit Committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants and the management of the Company. In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain external auditors, outside counsel or other experts for this purpose. The Company shall at all times make adequate provisions for the payment of all fees and other compensation approved by the Audit Committee to the independent accountants in connection with the issuance of their audit report or to any consultants or experts employed by the Audit Committee.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence requirements of the New York Stock Exchange (“NYSE”) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. The members of the Audit Committee will meet the applicable requirements of the Securities and Exchange Commission (“SEC”) and the NYSE. At least one member of the Audit Committee shall (a) qualify as a “financial expert” within the meaning of the rules of the SEC and (b) have “accounting or related financial management expertise” within the meaning of the rules of the NYSE. Audit Committee members shall not simultaneously serve on the audit committees of more than two additional audit committees of other public companies, unless the Board determines that service by any member of the Audit Committee on more than two additional audit committees of other public companies (other than controlled companies of Ameren Corporation) would not impair the ability of such member to effectively serve on Central Illinois Light Company’s Audit Committee. Directors’ fees (including fees for attendance at meetings of committees of the Board) are the only compensation that an Audit Committee member may receive from the Company.

The Board shall appoint the Chair and the other members of the Audit Committee annually, considering the recommendation of the Nominating and Corporate Governance Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Chair shall be responsible for leadership of the Audit Committee, including overseeing the agenda, presiding over the meetings and reporting to the Board. The Audit Committee shall meet at least four times each year (or more frequently if circumstances require) and hold such other meetings from time to time as may be called by its Chair, the Chief Executive Officer or any two members of the Committee. Meetings may also be held telephonically or actions may be taken by unanimous written consent. A majority of the members of the Audit Committee shall constitute a quorum of the Committee. The vote of a majority of the members of the full Audit Committee shall be the act of the Committee. Except as expressly provided in this Charter or the By-Laws of the Company or as required by law, regulations or NYSE listing standards, the Audit Committee shall fix its own rules of procedure.

AUDIT COMMITTEE AUTHORITY, DUTIES AND RESPONSIBILITIES

1.    The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountants shall report directly to the Audit Committee.

2.    The Audit Committee shall have the sole authority to appoint or replace the independent accountants that audit the financial statements of the Company. The Audit Committee shall have the ultimate authority and responsibility to evaluate the performance of the independent accountants and, where appropriate, replace the independent accountants. In the process, the Audit Committee will discuss and consider the accountants’ written affirmation that the accountants are in fact independent, will discuss the nature and rigor of the audit process, receive and review all reports and will provide to the independent accountants full access to the Audit Committee (and the Board) to report on any and all appropriate matters.

3.    The Audit Committee shall ensure that the independent accountants submit on a quarterly basis to the Audit Committee a statement delineating all relationships between the independent accountants and the Company and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the accountants’ objectivity and independence; and, if deemed appropriate by the Audit Committee, recommend that the Board of Directors take appropriate action to ensure the independence of the accountants.

4.    The Audit Committee shall review with the independent accountants and with the internal auditors the proposed scope of the annual audit (including planning, staffing, budget, locations and reliance upon management), past audit experience, the Company’s internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit. The Audit Committee shall pre-approve all audit engagement fees and terms and other significant compensation to be paid to the independent accountants as well as approve all non-audit engagements with the independent accountants. The Audit Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the Audit Committee.

5.    The Audit Committee shall review and discuss with management and the independent accountants the annual audited financial statements to be included in the Company’s Form 10-K filing, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (b) matters regarding accounting and auditing principles as well as internal controls that could have a significant effect on the Company’s financial statements and (c) any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit, prior to the filing of the Company’s Form 10-K. The Audit Committee shall also recommend to the Board that the Company’s annual financial statements, together with the report of their independent accountants as to their examination, be included in the Company’s Form 10-K.

6.    The Audit Committee shall review and discuss with management and the independent accountants the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as modified or supplemented, prior to the filing of the Company’s Form 10-Q, including the results of the independent accountants’ reviews of the quarterly financial statements to the extent applicable.

7.    The Audit Committee shall review and discuss with management and the independent accountants, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and reports from management and the independent accountants as to the Company’s internal controls over financial reporting and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any management letter provided by the independent accountants and the management’s response to that letter; (d) any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent accountants’ activities or on access to requested information and management’s response thereto; (e) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, derivatives and liquidity exposures, on the financial statements of the Company; (f) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance, if any (generally or on a case-by-case basis) provided to analysts and rating agencies; and (g) suggestions or recommendations of the independent accountants or the internal auditors regarding any of the foregoing items.

8.    The Audit Committee shall obtain and review a report from the independent accountants at least annually regarding (a) the independent accountants’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent accountants and the Company. The Audit Committee shall evaluate the qualifications, performance and independence of the independent accountants, including a review and evaluation of the lead partner of the independent accountant and taking into account the opinions of management and the Company’s internal auditors.

9.    The Audit Committee shall ensure that the lead audit partner of the independent accountants and the concurring audit partner responsible for reviewing the audit are rotated at least every five years as required by the Sarbanes-Oxley Act of 2002, and further consider rotation of the independent accountant firm itself.

10.    The Audit Committee shall recommend to the Board policies for the Company’s hiring of employees or former employees of the independent accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the CEO, CFO, controller or chief accounting officer to have participated in the Company’s audit as an employee of the independent accountants during the preceding one-year period).

11.    The Audit Committee shall discuss with the independent accountants any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement.

12.    The Audit Committee shall obtain and review disclosures made by the Company’s principal executive officer and principal financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

13.    The Audit Committee shall meet on a regular basis with a representative or representatives of the internal auditors of the Company and review the reports of the internal auditors.

14.    The Audit Committee shall review the independent accountants’ assessment of the Company’s internal controls and internal audit function.

15.    The Audit Committee shall (a) review the appointment, replacement, reassignment or dismissal of the internal audit manager or approve the retention of, and engagement terms for, any third party provider of internal audit services, (b) review the performance of the Company’s internal audit function and (c) ensure that the Company maintains an internal audit function.

16.    The Audit Committee shall maintain and review annually procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17.    In conjunction with management, the internal auditors, and the independent accountants, the Audit Committee shall review significant financial risks to the Company and the steps taken to manage such risks.

18.    The Audit Committee shall review policies and procedures related to officers’ expense accounts and perquisites, including use of corporate assets.

19.    The Audit Committee shall review legal and regulatory matters that may have a material effect on financial statements, related Company compliance policies, and reports to regulators.

20.    The Audit Committee shall meet separately with internal auditors, independent accountants and management at least quarterly.

21.    The Audit Committee shall regularly report its significant activities and actions to the Board of Directors.

22.    The Audit Committee shall prepare a report for inclusion in the Company’s annual proxy statement as required by rules of the Securities and Exchange Commission and submit it to the Board for approval.

23.    The Audit Committee shall annually review the performance of the Audit Committee.

24.    The Audit Committee shall review and reassess the adequacy of this Charter on an annual basis and submit any recommended changes to the Board for approval.

25.    The Audit Committee shall review any reports of the independent accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent accountants any information with respect to illegal acts in accordance with Section 10A.

While the Audit Committee has the authority, duties and responsibilities set forth in this Charter, the Audit Committee’s function is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and, along with the internal auditors, for developing and maintaining systems of internal accounting and financial controls, while the independent accountants will assist the Audit Committee and the Board in fulfilling their responsibilities for their review of these financial statements and internal controls. The Audit Committee expects the independent accountants to call to their attention any accounting, auditing, internal accounting control, regulatory or other related matters that they believe warrant consideration or action. The Audit Committee recognizes that the financial management and the internal and outside accountants have more knowledge and information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee does not provide any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the independent accountants’ work.

February 13, 2004

POLICY REGARDING NOMINATIONS OF DIRECTORS	APPENDIX B

The Nominating and Corporate Governance Committee (the “Committee”) has adopted the following policy (the “Director Nomination Policy”) to assist it in fulfilling its duties and responsibilities as provided in its charter (the “Charter”). This Director Nomination Policy may be amended and/or restated from time to time by the Committee in accordance with the Charter and as provided herein.

1.    RECOMMENDED CANDIDATES.    The Committee shall consider any and all candidates recommended as nominees for directors to the Committee by any directors, officers, shareholders of the Company, third party search firms and other sources. Under the terms of the Company’s By-Laws, the Committee will consider director nominations from shareholders of record who provide timely written notice along with prescribed information to the Secretary of the Company. To be timely, the notice must be received by the Secretary at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the anniversary of the previous year’s annual meeting, except in the case of candidates recommended by shareholders of more than 5% of the Company’s Common Stock who may also submit nominations in accordance with the procedures in Section 2 under “5% SHAREHOLDER RECOMMENDATIONS” and except as otherwise provided in the Company’s By-Laws. The shareholder’s notice must set forth (1) all information relating to such director nominee that is required to be disclosed under the federal securities laws in solicitation of proxies for election of directors in an election contest, including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (2) the name and address of the shareholder and any beneficial owner giving the notice as they appear on the Company’s books together with the number of shares of the Company’s Common Stock which are owned beneficially and of record by the shareholder and any beneficial owner; and (3) a signed statement by the nominee agreeing that, if elected, such nominee will (a) represent all Company shareholders in accordance with applicable laws and the Company’s By-Laws and (b) comply with the Company’s Corporate Compliance Policy.

2.    5% SHAREHOLDER RECOMMENDATIONS.    For purposes of facilitating disclosure required in the Proxy Statement, the Committee and the Corporate Secretary shall identify any candidates recommended by shareholders owning more than 5% of the Company’s Common Stock, and identify the shareholder making such recommendation, as provided in and to the extent required by the federal securities laws. In addition to the procedures for shareholders to recommend nominees described in Section 1 above, shareholders or a group of shareholders who have owned more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation was made, may recommend nominees for director to the Committee provided that (1) written notice from the shareholder(s) must be received by the Secretary of the Company at the principal executive offices of the Company not later than 120 days prior to the anniversary of the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, except as otherwise provided in the Company’s By-Laws; (2) such notice must contain the name and address of the shareholder(s) and any beneficial owner(s) giving the notice as they appear on the Company’s books, together with evidence regarding the number of shares of the Company’s Common Stock together with the holding period and the written consent of the recommended candidate and the shareholder(s) to being identified in the Company’s proxy statement; (3) such notice must contain all information relating to such director nominee that is required to be disclosed under federal securities laws in solicitation of proxies for election of directors in an election contest; and (4) such notice must contain a signed statement by the nominee agreeing that, if elected, such nominee will (a) represent all Company shareholders in accordance with applicable laws and the Company’s By-Laws and (b) comply with the Company’s Corporate Compliance Policy.

3.    DESIRED QUALIFICATIONS, QUALITIES AND SKILLS.    The Committee shall endeavor to find individuals of high integrity who have a solid record of accomplishment in their chosen fields and who possess the qualifications, qualities and skills to effectively represent the best interests of all shareholders. Candidates will be selected for their ability to exercise good judgment, and to provide practical insights and diverse perspectives.

The Committee considers the following qualifications at a minimum to be required of any Board members in recommending to the Board of Directors potential new Board members, or the continued service of existing members:

•	the highest professional and personal ethics;

•	broad experience in business, government, education or technology;

•	ability to provide insights and practical wisdom based on their experience and expertise;

•	commitment to enhancing shareholder value;

•	sufficient time to effectively carry out their duties; their service on other boards of public companies should be limited to a reasonable number;

•	compliance with legal and regulatory requirements;

•	ability to develop a good working relationship with other Board members and contribute to the Board’s working relationship with senior management of the Company; and

•	independence; a majority of the Board shall consist of independent directors, as defined in this Director Nomination Policy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Committee may also consider such other factors as it may deem are in the best interests of the Company and its shareholders. The Committee does, however, believe it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

4.    INDEPENDENCE.    The Committee believes and it is the policy of the Company that a majority of the members of the Board meet the definition of “independent director” set forth in this Director Nomination Policy. The Committee shall annually assess each nominee for director by reviewing any potential conflicts of interest and outside affiliations, based on the criteria for independence set out below.

An independent director is one who:

(1)	has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company;

(2)	is not an employee of the Company and no member of his or her immediate family is an executive officer of the Company;

(3)	has not been employed by the Company and no member of his or her immediate family has been an executive officer of the Company during the past three years;

(4)	has not received and no member of his or her immediate family has received more than $100,000 per year in direct compensation from the Company in any capacity other than as a director or as a pension for prior service during the past three years;

(5)	is not and no member of his or her immediate family is currently, and for the past three years has not, and no member of his or her immediate family has been, affiliated with or employed in a professional capacity by a present or former internal auditor or external auditor (or an affiliate of such auditor) of the Company;

(6)	is not and no member of his or her immediate family is currently, and for the past three years has not been, and no member of his or her immediate family has, been part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that employs the director or an immediate family member of the director;

(7)	is not an executive officer or an employee, and no member of his or her immediate family is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company’s consolidated revenues during any of the past three years;

(8)	is free of any relationships with the Company that may impair, or appear to impair, his or her ability to make independent judgments; and

(9)	is not and no member of his or her immediate family is employed by or serves as a director, officer or trustee of a charitable organization that receives contributions from the Company or a Company charitable trust, in an amount which exceeds the greater of $1 million or 2% of such charitable organization’s total annual receipts.

This policy may be modified temporarily if, due to unforeseen circumstances, strict adherence would be detrimental to the Board’s performance.

For purposes of determining a “material relationship,” the Committee shall utilize the following standards:

1.	Any payments by the Company to a director’s primary business affiliation or the primary business affiliation of an immediate family member of a director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons.

2.	The aggregate amount of such payments must not exceed 2% of the Company’s consolidated gross revenues; provided, however, there may be excluded from this 2% standard payments arising from (a) competitive bids which determined the rates or charges for the services and (b) transactions involving services at rates or charges fixed by law or governmental authority.

For purposes of these independence standards, (i) immediate family members of a director include the director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, and brothers and sisters-in-law and anyone (other than domestic employees) who shares the director’s home and (ii) the term “primary business affiliation” means an entity of which the director is a principal/executive officer or in which the director holds at least a 5% equity interest.

5.    NOMINEE EVALUATION PROCESS.    The Committee will consider as a candidate any director of the Company who has indicated to the Committee that he or she is willing to stand for re-election as well as any other person who is recommended by any shareholders of the Company in accordance with the procedures described under “RECOMMENDED CANDIDATES” in Section 1 and under “5% SHAREHOLDER RECOMMENDATIONS” in Section 2. The Committee may also undertake its own search process for candidates and may retain the services of professional search firms or other third parties to assist in identifying and evaluating potential nominees and, if fees are paid to such persons in any year, such fees shall be disclosed in the next annual Proxy Statement relating to such year. The Committee may use any process it deems appropriate for the purpose of evaluating candidates which is consistent with the policies set forth in the Charter, Corporate Governance Guidelines and this Director Nomination Policy, which process may include, without limitation, personal interviews, background checks, written submissions by the candidates and third party references. Although the Committee may seek candidates that have different qualities and experiences at different times in order to maximize the aggregate experience, qualities and strengths of the Board members, nominees for each election or appointment of directors shall be evaluated using a substantially similar process and under no circumstances shall the Committee evaluate nominees recommended by a shareholder of the Company pursuant to a process substantially different than that used for other nominees for the same election or appointment of directors.

6.    CATEGORIZE RECOMMENDATIONS.    For purposes of facilitating disclosure required in the Proxy Statement, the Committee and the Corporate Secretary shall identify and organize the recommendations for nominees received by the Committee (other than nominees who are executive officers or who are directors standing for re-election) in accordance with one or more of the following categories of persons or entities that recommended that nominee:

(1)	a shareholder, a 5% shareholder, independent director, chief executive officer, or other executive officer of the Company;

(2)	a third-party search firm used by or on behalf of the Company; and

(3)	any other specified source.

7.    MATERIAL CHANGES TO NOMINATION PROCEDURES.    For purposes of facilitating disclosure required in Form 10-K and Form 10-Q, the Committee and the Corporate Secretary shall identify any material changes to the procedures for shareholder nominations of directors for the reporting period in which such material changes occur.

8.    POSTING OF POLICY.    This Director Nomination Policy shall be posted to the Company’s website in accordance with the Company’s Corporate Governance Guidelines.

9.    AMENDMENTS TO THIS POLICY.    Any amendments to this Director Nomination Policy must be approved by the Committee and ratified by the Board.

10.    APPLICABILITY TO REGISTERED COMPANIES.    This Director Nomination Policy shall apply to all Company subsidiaries which are registered companies under the Securities Exchange Act of 1934 and that are required to file a proxy statement pursuant thereto, provided that the independence requirements contained herein shall not apply to such registered companies which constitute “controlled companies” within the meaning of NYSE listing requirements pursuant to an election by each controlled company, as permitted under NYSE listing requirements.

February 13, 2004

PROXY NUMBER: 030000000

COMPANY NUMBER: 000AMER

ACCOUNT NUMBER: 9999999999

V FOLD AND DETACH HERE V

☒	Please mark votes as in this example.	This proxy will be voted as specified below. If no direction is made, this proxy will be voted FOR all nominees listed on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.

	FOR all nominees (except as listed below)	WITHHOLD AUTHORITY all nominees	ATTENDANCE CARD REQUESTED
ITEM 1 ELECTION OF DIRECTORS	☐	☐	☐

FOR ALL EXCEPT:

DATED 2004	SEE REVERSE SIDE

SIGNATURE—Please sign exactly as name appears hereon.

CAPACITY (OR SIGNATURE IF HELD JOINTLY)

Shares registered in the name of a Custodian or Guardian must be signed by such. Executors, administrators, trustees, etc. should so indicate when signing.

CENTRAL ILLINOIS LIGHT COMPANY
P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2004

The undersigned hereby appoints GARY L. RAINWATER, WARNER L. BAXTER and STEVEN R. SULLIVAN, and any of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of CENTRAL ILLINOIS LIGHT COMPANY represented hereby at the Annual Meeting of Shareholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 27, 2004 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of shareholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of shareholders.

NOMINEES FOR DIRECTOR—	WARNER L. BAXTER, SCOTT A. CISEL, DANIEL F. COLE, GARY L. RAINWATER, STEVEN R. SULLIVAN and THOMAS R. VOSS

Please vote, date and sign on the reverse side hereof and return this proxy form promptly in the enclosed envelope or you may choose to vote using our telephone or internet voting options. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

SEE REVERSE SIDE